                                                                     Exhibit 5.1



                                  July 25, 1997



Wyman-Gordon Company
244 Worcester St.
North Grafton, MA 01536-8001

        Re:    Legality of Debt Securities to be Registered under
               Registration Statement on Form S-3

Ladies and Gentlemen:

        This opinion is delivered in our capacity as counsel to Wyman-Gordon Company (the "Company") in connection with the Company's registration statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to Debt Securities with an aggregate public offering price of up to $150,000,000. The Registration Statement provides that the Debt Securities may be offered separately or together, in separate series, in amounts, at prices and on terms to be set forth in one or more prospectus supplements (each a "Prospectus Supplement") to the Prospectus contained in the Registration Statement.

        We have examined the Articles of Organization of the Company, as amended and restated to the date hereof and on file with the Secretary of State of the Commonwealth of Massachusetts, the Bylaws of the Company, as amended, such records of corporate proceedings of the Company as we deem appropriate for the purposes of this opinion, the Registration Statement and the exhibits thereto.

        Based upon the foregoing, we are of the opinion that, when specifically authorized for issuance by the Company's Board of Directors or an authorized committee thereof (the "Authorizing Resolution") and when issued as described in the Registration Statement and a Prospectus Supplement that is consistent with the Authorizing Resolution, and upon receipt by the Company of the consideration provided for in the Authorizing Resolution, the Debt Securities will be binding obligations of the Company.

        We hereby consent to being named as counsel to the Company in the Registration Statement, to the references therein to our firm under the caption "Legal Matters" and to the inclusion of this opinion as an exhibit to the Registration Statement.

                                           Very truly yours,

                                           /s/ Goodwin, Procter & Hoar  LLP


                                           GOODWIN, PROCTER & HOAR  LLP